UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2012 (Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-49752	84-1570556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 5th Avenue, Suite 2200 Seattle, Washington		98101
(Address of Principal Executive Offices)		Zip Code

(206) 274-5165

(Registrant’s telephone number, including area code)

(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2012, Legend Oil and Gas, Ltd. (the “Company”) entered into an Amending Offering Letter with National Bank of Canada (the “Bank”), which amends the terms of the original Offering Letter dated August 12, 2011, as amended March 26, 2012.

Under the terms of the Amending Offering Letter, the Bank extended until November 30, 2012, the date by which the Company is required to complete an equity financing of at least CA$1.5 million, the proceeds of which are required to be used to pay off the Company’s bridge loan with the Bank. Previously, the bridge demand loan was due and payable in full no later than May 31, 2012 and the Company had until May 31, 2012 to complete an equity financing of at least CA$1.5 million.

In addition, the Amending Offering Letter set June 15, 2012 as the Bank’s next scheduled review date of the Company’s credit facilities.

A copy of the Amending Offering Letter is filed as Exhibit 10.1 to this Report. The foregoing description of the Amending Offering Letter is qualified in its entirety by reference to the full text of the Amending Offering Letter, a copy of which is filed as Exhibit 10.1 to this Report and which is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

10.1	Amending Offering Letter by and among National Bank of Canada, Legend Energy Canada Ltd. and the Company dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2012

LEGEND OIL AND GAS LTD.

By:	/s/ James Vandeberg
James Vandeberg
Chief Financial Officer